UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2009

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

4350 Executive Drive, Suite 325, San Diego, CA (Address of principal executive offices)	92121 (Zip Code)
(858) 452-2323
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Cypress Bioscience, Inc. (the “Company”) met to discuss whether the Company had achieved the Milnacipran Objective, as described in the Company’s 2008 Bonus Plan (the “2008 Bonus Plan”), a copy of which was filed as Exhibit 10.1 to Form 8-K filed on January 28, 2008, which is incorporated herein by reference. In light of the recent approval by the U.S. Food and Drug Administration (the “FDA”) of the Company’s New Drug Application for milnacipran for the management of fibromyalgia and in recognition of management’s diligent and consistent efforts to expedite such approval, the Committee determined that, while the Milnacipran Objective was not technically achieved because the approval by the FDA occurred in January 2009 rather than during 2008, such efforts merited payment of the bonuses related to that objective to the Company’s officers. As such, the Committee approved payment to the Company’s officers covered under the 2008 Bonus Plan of a bonus equal to 70% of their Target Bonus as identified in the 2008 Bonus Plan.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits:
10.1	2008 Bonus Plan for Officers, incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.

Date: January 16, 2009	/s/ Sabrina Martucci Johnson

Sabrina Martucci Johnson
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

Exhibit Index

Number	Description

10.1	2008 Bonus Plan for Officers, incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 28, 2008.